Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Tradewinds Global All-Cap Fund
A series of Nuveen Investment Trust II (the  Trust )
811-08333

A special meeting of shareholders was held in the offices of Nuveen on November 8, 2016; at this meeting the shareholders were asked to approve a new sub-advisory agreement and to approve an Agreement and Plan of Reorganization. The meeting was subsequently adjourned to November 22, 2016, November 30, 2016, December 29, 2016 and January
26, 2017.


The results of the votes at the January 26 meeting are as follows:


To approve an Agreement and
Plan of Reorganization.


   For

             1,293,910
   Against

                  80,077
   Abstain

                  92,768
      Total

             1,466,755



To approve a new sub-advisory
 agreement


   For

             1,215,974
   Against

                  76,376
   Abstain

                  94,324
   Total

             1,386,674

Proxy materials are herein incorporated by reference to the SEC filing on September 21, 2016, under Conformed Submission Type N-14/A, accession number 0001193125-16-715050.